Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 27, 2007 with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004, TransAlta Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TransAlta Corporation, included in an exhibit to the Annual Report (Form 40-F) for 2006 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)	Registration Statement (Form F-10 No. 333-87762) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated February 27, 2007, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004, TransAlta Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TransAlta Corporation, included in the Annual Report (Form 40-F) of TransAlta Corporation for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Chartered Accountants

Calgary, Alberta

February 27, 2007